                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              Cascade Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING

To the Shareholders:

    Cascade Corporation's 2000 Annual Meeting will take place on Thursday,
May 11, 2000, at 10:00 a.m., Pacific Daylight Time, at our Corporate Headquarters, 2201 N.E. 201st Ave., Fairview, Oregon 97024. Shareholders will be asked to consider the following items of business:

1.  Electing two Directors to serve three-year terms.

2.  Such other business as may properly come before the meeting.

    Shareholders of record at the close of business on March 27, 2000 will be entitled to vote at the meeting.

    IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          Kurt G. Wollenberg
                                          Secretary

Portland, Oregon
April 13, 2000

                                PROXY STATEMENT

ELECTION OF DIRECTORS

    Our Board of Directors currently consists of ten directors, and will consist of nine directors following the Annual Meeting. Our Bylaws divide the Board of Directors into three groups. The term of office of one group expires at each Annual Meeting. This year the terms of Messrs. Knudsen, Mercier and Hoffman expire, and Mr. Hoffman has decided not to stand for reelection. Mr. Knudsen and Mr. Mercier are nominated for reelection and, if elected, will serve terms ending in 2003.

    The accompanying proxy will be voted in favor of Mr. Knudsen and Mr. Mercier, or, if either of them is unable to serve, for another nominee designated by the Board of Directors. Election of directors will be determined by a plurality of the votes cast. Abstentions or broker non-votes will not affect the determination of a plurality. Each nominee was elected to the Board at the 1999 Annual Meeting.

NOMINEES

C. CALVERT KNUDSEN                                Director since 1974                         Age 75
Mr. Knudsen has served as Chairman of the Corporation since May 14, 1998. He is a director of West
Fraser Timber Co., Ltd., a trustee of the Washington Research Foundation, retired Chairman and Chief
Executive Officer of MacMillan Bloedel, Ltd., a director of The Ostrum Company, and Chairman of The
Dundee Wine Company.

ERNEST C. MERCIER                                 Director since 1997                         Age 67

Mr. Mercier is Chairman of Oxford Properties Group, Inc. He is also a director of Camvec
Corporation, a transportation company, and Golden Star Resources, Ltd., a gold and diamond exploration company.

                         DIRECTORS WHOSE TERMS CONTINUE
                          GROUP 2 (TERM EXPIRES 2001)

NICHOLAS R. LARDY                                 Director since 1993                         Age 54

Mr. Lardy is a Senior Fellow at The Brookings Institution, a policy research institution.

JAMES S. OSTERMAN                                 Director since 1994                         Age 61

Mr. Osterman is President of Outdoor Products Group, Oregon Cutting Systems Division of
Blount, Inc., a diversified manufacturer.

NANCY A. WILGENBUSCH                              Director since 1997                         Age 52

Ms. Wilgenbusch is President of Marylhurst College. She currently Chairs the Oregon Regional
Advisory Board for Pacificorp, and serves on the Pacificorp Advisory Board for Scottish Power, an
international energy company. She is Chairman of the Portland Branch of the Federal Reserve Bank of
San Francisco.

                          GROUP 3 (TERM EXPIRES 2002)

ROBERT C. WARREN, JR.                             Director since 1982                         Age 51
Mr. Warren has served as President and Chief Executive Officer of the Corporation since May, 1996.
He was President and Chief Operating Officer until May, 1996, and was formerly Vice President--
Marketing. He is a director of ESCO Corporation, a manufacturer of high alloy steel products.

GREG H. KUBICEK                                   Director since 1998                         Age 43

Mr. Kubicek is President of The Holt Company, a commercial real estate development company, and serves as President, Holt Homes, Inc. and Affiliates, Managing Member, TKGG, Inc. and Affiliates, a
commercial property development and management company, and director, Bay Audio, an in-home audio and electronics firm.

JACK B. SCHWARTZ                                  Director since 1995                         Age 63

Mr. Schwartz is a partner in the law firm of Newcomb, Sabin, Schwartz & Landsverk, LLP and Assistant
Secretary of the Corporation.

HENRY W. WESSINGER II                             Director since 1998                         Age 47

Mr. Wessinger is Senior Vice President, Ragen MacKenzie, Inc., a brokerage firm; he serves as a trustee of the Oregon Graduate Institute of Science and Technology; a trustee of the Catlin Gabel
School Foundation, and a director of River View Cemetery.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

    The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees. The Audit Committee, consisting of Messrs. Mercier, Hoffman, Knudsen, and Osterman and Ms. Wilgenbusch, recommends annually to the Board the engagement of independent certified public accountants and reviews matters relating to their audit of the Corporation's records. The Compensation Committee, consisting of Messrs. Osterman, Hoffman, Knudsen, and Kubicek, recommends compensation levels and components for executive officers of the Corporation. The Nominating and Governance Committee consists of
Messrs. Warren, Knudsen, Lardy, and Wessinger. It makes recommendations to the Board with respect to nominations or elections of directors and officers. The Nominating and Governance Committee will consider prospective nominees to the Board of Directors recommended in writing by shareholders. Shareholders should address recommendations to the Committee at the Corporation's Executive Offices.

    The Board of Directors met five times during the year ended January 31, 2000, the Audit Committee met three times, the Compensation Committee met three times, and the Nominating and Governance Committee met once. Each director attended at least 75% of the meetings of the Board and committees on which he or she served. Directors who are not employees of the Corporation received a $15,000 annual retainer, and attendance fees of $1,000 for each Board meeting and $700 for each committee meeting attended during the year. Following adoption of amendments to Cascade's Senior Managers' Incentive Stock Option Plan at the May, 1999, Annual Meeting of Shareholders, each Director received an option to purchase 5,000 common shares at $15.25 per share ($13.00 for Directors first elected by the shareholders at that meeting).

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of April 2, 2000, concerning each beneficial owner of more than 5% of Cascade's common shares, beneficial ownership by all Directors, and by the corporate officers named in the Summary Compensation table on Page 8. As of April 2, 2000, 11,439,890 common shares and one special voting share were outstanding. The share totals and percentage calculations below assume the conversion of 800,000 outstanding exchangeable shares issued by a Cascade subsidiary into a like number of common shares. TD Trust Company holds the special voting share as trustee for the exchangeable shares and is entitled to cast 800,000 votes on matters presented to shareholders. TD Trust Company is required to vote as the owner of the exchangeable shares may instruct.

                                                               AMOUNT AND NATURE OF     PERCENT OF
PERSON OR ENTITY                                              BENEFICIAL OWNERSHIP(1)    CLASS(2)
----------------                                              -----------------------   ----------
THE ROBERT C. AND NANI S. WARREN REVOCABLE TRUST, of which
Nani S. Warren, Robert C. Warren, Jr., C. Calvert Knudsen,
and Jack B. Schwartz are Trustees and share investment
powers. Mr. Warren has sole voting power. Messrs. Knudsen
and Schwartz disclaim beneficial ownership in Trust shares.
    c/o P.O. Box 20187
    Portland, Oregon 97294-0187.............................         1,631,192              13.3%

WILLIAM J. HARRISON The total shown includes 5,000 common
shares as to which Mr. Harrison holds sole voting power and
800,000 exchangeable shares owned by W.J. Harrison Holdings,
Ltd., each of which may be exchanged for one common share.
Mr. Harrison owns 100% of the outstanding shares of W.J.
Harrison Holdings, Ltd. Information is based upon a
Schedule 13D filed with the Securities and Exchange
Commission on or about February 9, 1999.
    27 Fox Run Drive, RR#3
    Guelph, Ontario, Canada N1H 6N9.........................           815,000               6.7%

DIMENSIONAL FUND ADVISORS I The total shown reflects a
Schedule 13G filed with the Securities and Exchange
Commission on or about February 3, 2000.
    1211 Ocean Avenue, 11(th) Floor
    Santa Monica, California 90401..........................           684,450               5.6%

WELLINGTON MANAGEMENT CO. LLC The total shown reflects a
Schedule 13G filed with the Securities and Exchange
Commission on or about February 14, 2000, and includes
230,950 shares as to which sole voting power is held.
    75 State Street
    Boston, Massachusetts 02109.............................           678,200               5.5%

JACK B. SCHWARTZ............................................           136,681(3)            1.1%

ROBERT C. WARREN, JR........................................           125,592(4)(5)         1.0%

ERIC HOFFMAN................................................            10,687

C. CALVERT KNUDSEN..........................................            10,687

JAMES S. OSTERMAN...........................................             8,287

NICHOLAS R. LARDY...........................................             6,587

                                                               AMOUNT AND NATURE OF     PERCENT OF
PERSON OR ENTITY                                              BENEFICIAL OWNERSHIP(1)    CLASS(2)
----------------                                              -----------------------   ----------
GREG H. KUBICEK.............................................             4,615

HENRY W. WESSINGER II.......................................             4,250

ERNEST MERCIER..............................................             3,687

NANCY WILGENBUSCH...........................................             2,687

RICHARD S. ANDERSON.........................................            25,233(5)

GREGORY S. ANDERSON.........................................            20,940(5)

TERRY H. CATHEY.............................................            19,762

KURT G. WOLLENBERG..........................................            19,820(5)

JAMES P. MILLER.............................................            30,517(6)
17 Officers and Directors as a Group........................         2,092,138(7)           17.1%

------------------------

(1) Includes shares issuable upon exercise of currently vested stock options or options that will vest within 60 days of April 13, 2000, as follows:
    R.C. Warren, 40,701; J.P. Miller, 26,234; T.H. Cathey, 19,762;
    R.S. Anderson, 16,672; Mr. G.S. Anderson, 16,188; K.G. Wollenberg, 13,576; Messrs. Hoffman, Knudsen, Lardy, Mercier, Osterman and Schwartz and Ms. Wilgenbusch, 2,500 each; Messrs. Kubicek and Wessinger, 1,250 each; and all executive officers and directors, 153,133.

(2) No officer or director owns more than 1% of Cascade's outstanding shares except for the following who may be considered to own beneficially the percentages indicated: R.C. Warren, Jr., 14.3%; C.C. Knudsen, 13.4%; and J.B. Schwartz, 14.4%. These percentages in each case include shares held as trustee for the Robert C. and Nani S. Warren Revocable Trust and should not be combined to determine the total percentage voting power of the persons listed.

(3) Includes shared voting and investment powers as to 128,394 shares, or 1.1% of those outstanding, held by a charitable foundation, as to which Mr. Schwartz disclaims beneficial interest.

(4) Includes shared voting and investment powers as to 13,080 shares, and sole voting and investment powers as to 7,196 shares, held as fiduciary for the benefit of various family members and an estate, as to which Mr. Warren disclaims beneficial interest.

(5) Includes shares held for the benefit of these officers by a 401(k) plan as follows: R.C. Warren, Jr., 27,597; R.S. Anderson, 2,287; G.S. Anderson, 4,752; and K.G. Wollenberg, 3,744.

(6) Mr. Miller separated from Cascade employment October 31, 1999.

(7) Includes an aggregate of 1,779,860 shares held by officers and directors in fiduciary capacities.

            CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND MANAGEMENT

    Newcomb, Sabin, Schwartz & Landsverk, LLP, a firm in which a director, Jack
B. Schwartz, is a partner, provides Cascade legal services in the ordinary course of business. During the year ended January 31, 2000, Cascade paid the firm fees approximating $620,000 on account of such services and additional services in connection with environmental matters and related litigation.
Mr. Miller agreed to serve as a consultant to Cascade for an 18-month period following his separation from Cascade employment for payment of $100,000, of which approximately $17,000 was paid during the year ended January 31, 2000. He will receive a $187,500 severance benefit, payable during the year ending January 31, 2001.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and holders of more than 10% of any class of our shares to file reports regarding their stock ownership and any changes in that ownership with the Securities and Exchange Commission. Cascade believes its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements during the year ended January 31, 2000 with the exception of Mr. Lardy and Mr. Osterman, each of which inadvertently filed one late report covering one purchase transaction. In making this statement, Cascade has relied upon the representations of its officers and directors.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides information concerning compensation of Cascade's Chief Executive Officer and each of its four other most highly compensated executive officers for the year ended January 31, 2000, and for each of the prior two fiscal years.

                                                                             ANNUAL COMPENSATION
                                                                         ----------------------------      ALL OTHER
NAME AND PRINCIPAL POSITION                                     YEAR      SALARY    INCENTIVE PAYMENT   COMPENSATION(1)
---------------------------                                   --------   --------   -----------------   ----------------
                                                                1999     $325,000       $175,000            $11,400
Robert C. Warren, Jr........................................    1998      275,004        272,833             11,400
President and Chief Executive Officer                           1997      275,004         82,500             85,979
                                                                1999      187,500(2)      150,000            11,400
James P. Miller.............................................    1998      200,004        198,424             11,400
Executive Vice President, Chief Operating Officer               1997      220,954         60,000             11,150
                                                                1999      160,000         95,455             11,400
Terry H. Cathey.............................................    1998      150,000        148,818             11,000
Sr. Vice President--Americas                                    1997      150,000         45,000             57,508
                                                                1999      150,000         95,455             11,000
Kurt G. Wollenberg..........................................    1998      130,020        129,975              5,201
Sr. Vice President--Finance                                     1997       58,335(3)        3,317                --
                                                                1999      140,000         82,727             10,600
Richard S. Anderson.........................................    1998      130,020        128,975             10,167
Sr. Vice President--International                               1997      120,000         36,000              9,433
                                                                1999      140,000         82,727             10,600
Gregory S. Anderson.........................................    1998      129,955        128,975             10,167
Vice President--Human Resources                                 1997      120,000         36,000              9,433

------------------------------

(1) The amounts shown are Cascade contributions to a 401(k) plan for the benefit of the named executives. The 1999 amount shown for Mr. Miller includes a $15,625 accrued vacation benefit paid when he separated from Cascade employment. 1997 amounts for Messrs. Warren and Cathey include lump sum benefits of $74,829 and $46,906, respectively, paid on termination of a retirement plan in which they participated.

(2) Mr. Miller separated from Cascade employment October 31, 1999.

(3) Mr. Wollenberg entered Cascade employment July 1, 1997.

COMPENSATION PURSUANT TO STOCK OPTIONS

                                                                                   POTENTIAL
                                                                                  REALIZABLE
                                                                                   VALUE AT
                                                                                 ASSUMED RATES                         VALUE OF
                               # OF        % OF                                    APPR. FOR                         UNEXERCIZED
                             OPTIONS      TOTAL     EXERCISE                    OPTION TERM(2)         OPTIONS       IN-THE-MONEY
                            GRANTED IN   OPTIONS    PRICE PER   EXPIRATION   ---------------------   OUTSTANDING      OPTIONS AT
NAME                           1999      GRANTED      SHARE     DATE(1)(2)      5%         10%       AT 1/31/00        1/31/00
----                        ----------   --------   ---------   ----------   --------   ----------   -----------     ------------
Robert C. Warren, Jr......     4,545       9.16%       14.30     5/13/09       40,874      103,583     67,360               --
James P. Miller...........     3,846        7.75       13.00     5/13/09           --           --     26,234               --
Terry H. Cathey...........     2,461        4.96       13.00     5/13/09       20,120       50,988     29,408               --
Kurt G. Wollenberg........     2,307        4.65       13.00     5/13/09       18,861       47,798     28,307               --
Richard S. Anderson.......     2,153        4.34       13.00     5/13/09       17,602       44,607     26,087               --
Gregory S. Anderson.......     2,153        4.34       13.00     5/13/09       17,602       44,607     23,653               --

------------------------------

(1) Under the terms of the Stock Option Plan, options are granted at fair market value (110% of fair market value in Mr. Warren's case). Vesting for options granted in 1998 and 1999 occurs over a four year period, while options granted in previous years generally may not be exercised until the employee has completed three years of continuous employment with Company or its subsidiaries from the grant date. Options have a term of ten years and generally terminate on the date of the optionee's termination of employment wth the corporation, or in the event of death or disability, on the first anniversary of the optionee's termination of employment. Options granted to Mr. Miller expire May 31, 2000.

(2) Potential Realizable Value calculation assumes appreciation at the rate shown beginning on the date of grant through the option expiration date.

           COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee recommends executive salary levels and compensation programs to the Board of Directors for approval. Compensation for key Cascade executives consists of three major elements: base salary, annual incentive, and long term incentive. The Committee, with advice from the consulting firm of William M. Mercer Co., reviewed executive compensation and developed an approach to salary and incentive compensation which will be fully implemented during the current fiscal year, with the year ended January 31, 2000 as a transitional year.

    The Committee recommended base salary levels for the year ended January 31, 2000, after considering both compensation ranges for executives with like responsibilities in comparable companies and industries, and their view that executive compensation should reflect performance incentives to a substantial degree.

    As fully implemented, the incentive plan groups executive officers according to responsibility levels and establishes target annual incentive levels for each group ranging from 50% to 75% of base pay. Incentive payments are triggered only if Cascade operating income reaches 75% of budget. Executive incentive awards are based on three criteria: Cascade's operating income relative to budget (40%); return on assets (40%), and 20% on the individual executive's achievement against agreed objectives. Once threshold operating income of 75% of budget is reached, executive officers will be eligible for bonuses equal to a minimum of 40%, and a maximum of 200%, of base pay depending upon the degree to which the three qualifying criteria are met. For the year ended January 31, 2000, actual incentive payments ranged from 52% to 58% of the participants' target levels.

    The Committee and the Board provided long-term incentives through option grants under Cascade's Senior Managers' Incentive Stock Option Plan.

    The Committee and the Board establish the Chief Executive Officer's compensation according to the criteria outlined above. Mr. Warren's incentive level target for the current year will equal 75% of base salary, and his incentive payment will be based 50% on operating income relative to budget and 50% on return on assets, thus tying his incentive eligibility entirely to overall corporate performance.

                                          COMPENSATION COMMITTEE
                                          Eric Hoffman
                                          C. Calvert Knudsen
                                          Greg H. Kubicek
                                          James S. Osterman, Chairman

                               PERFORMANCE GRAPH

    The following graph compares the annual percentage change in the cumulative shareholder return on Cascade common stock with the cumulative total return of the Russell 2000 Index and an industry group of peer companies, in each case assuming investment of $100 on January 31, 1995, and reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CASCADE CORPORATION, THE RUSSELL 2000 INDEX
AND A PEER GROUP
                                                   CASCADE CORPORATION  PEER GROUP  RUSSELL 2000
01/95                                                          $100.00     $100.00       $100.00
01/96                                                          $115.88     $130.00       $130.03
01/97                                                          $146.22     $178.24       $159.18
01/98                                                          $143.07     $166.70       $202.86
01/99                                                          $138.54     $134.34       $188.88
01/00                                                           $98.02     $123.46       $185.41
* $100 INVESTED ON 1/31/95 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JANUARY 31.

    The peer group comprises the following companies: Agco Corp., Alamo
Group Inc., Arts Way Mfg. Inc., Astec Inds, Inc., Farr Co., Gehl Co., Gencor Inds. Inc., Jlg. Inds. Inc., Lindsay Mfg. Co., Nordson Corp., Peeless Mfg. Co., SI Handling Sys. Inc., Utilx Corp., Valmont Inds. Inc.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    Cascade has selected PricewaterhouseCoopers LLP, an independent certified public accounting firm, to continue to serve it in that capacity for the current fiscal year. Cascade expects representatives of PricewaterhouseCoopers LLP to be present at the meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

                               PROXY SOLICITATION

    Cascade may make arrangements with brokerage houses and other custodians to send proxies and proxy-soliciting materials to their principals, and may reimburse them for their expenses.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the next Annual Meeting must be received by Cascade no later than January 31, 2001, to be included in the proxy materials for the meeting.

                                 ANNUAL REPORT

    Cascade is mailing its Annual Report to shareholders with this Notice of Annual Meeting and Proxy Statement. The Annual Report is not incorporated in the Proxy Statement by reference, nor is it a part of the proxy-soliciting material.

    A COPY OF CASCADE'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO RECORD OR BENEFICIAL SHAREHOLDERS AS OF THE RECORD DATE. REQUESTS FOR THE FORM SHOULD BE ADDRESSED TO THE SECRETARY, CASCADE CORPORATION, AT ITS EXECUTIVE OFFICES, P.O. BOX 20187, PORTLAND, OREGON 97294-0180.

-----------------------------------------------------------------------------------------------------------------------------------

P
R
O
X
Y

                                                  CASCADE CORPORATION
                                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 11, 2000
                                   THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R.C. Warren and K.G. Wollenberg as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote, as designated hereon, all the shares of common stock of Cascade Corporation held of record by the undersigned on March 27, 2000, at the Annual Meeting of Shareholders to be held at Cascade Corporation,
2201 N.E. 201st Ave., Fairview, OR 97024, on May 11, 2000, and at any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TWO NOMINEES FOR ELECTION AS DIRECTORS.

     THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE TWO NOMINEES FOR ELECTION AS
DIRECTORS.


                              (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE.)
-----------------------------------------------------------------------------------------------------------------------------------
                                                  *  FOLD AND DETACH HERE  *


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Please mark
                                                                                                         your votes as
                                                                                                         indicated in     /X/
                                                                                                         this example


Election of Two Directors to serve three-year terms.             For, except vote withheld from the following nominee(s):

          FOR ALL     WITHHELD                                   _______________________________________________________________
         NOMINEES   ALL NOMINEES                                 NOMINEES: C.C. Knudsen and E.C. Mercier
           / /          / /


                                                                 Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such.
                                                                 If a corporation, please sign in full corporate name by President or other authorized person.


                                                                 Date ______________________________________________________, 2000

                                                                 _________________________________________________________________
                                                                                           Signature

                                                                 _________________________________________________________________

                                                                 _________________________________________________________________
                                                                                           Signature

-----------------------------------------------------------------------------------------------------------------------------------
                                                  *  FOLD AND DETACH HERE  *
